                                                                      Exhibit 23




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-22655 of Union Pacific Resources Group Inc. on Form S-3 and No. 333-22613 of Union Pacific Resources Group Inc. on Form S-8 of our report dated June 24, 1997, appearing in Exhibit 99 of Amendment No. 1 to the Annual Report on Form 10-K of the Union Pacific Resources Group Inc. for the year ended December 31, 1996.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Fort Worth, Texas
June 27, 1997